Exhibit 99.1

For Immediate Release	Contact: Jim Todd (CFO)
Landstar System, Inc.
www.landstar.com
October 25, 2023	904-398-9400

LANDSTAR SYSTEM REPORTS

THIRD QUARTER REVENUE OF $1.289B AND

EARNINGS PER SHARE OF $1.71

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) reported basic and diluted earnings per share (“EPS”) of $1.71 in the 2023 third quarter on revenue of $1.289 billion. Landstar reported EPS of $2.76 on revenue of $1.816 billion in the 2022 third quarter.

Gross profit in the 2023 third quarter was $128.1 million and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2023 third quarter was $187.4 million. Gross profit in the 2022 third quarter was $185.7 million and variable contribution in the 2022 third quarter was $245.7 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2023 and 2022 third quarters and year-to-date periods are provided in the Company’s accompanying financial disclosures.

Trailing twelve month return on average shareholders’ equity was 32% and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 29%. The Company is currently authorized to purchase up to 2,910,339 shares of the Company’s common stock under its previously announced share purchase programs. Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.33 per share payable on December 1, 2023, to stockholders of record as of the close of business on November 7, 2023. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

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Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2023 third quarter was $1,173.8 million, or 91% of revenue, compared to $1,598.8 million, or 88% of revenue, in the 2022 third quarter. Truckload transportation revenue hauled via van equipment in the 2023 third quarter was $665.6 million, compared to $914.2 million in the 2022 third quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2023 third quarter was $378.1 million, compared to $453.9 million in the 2022 third quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2023 third quarter was $102.0 million, compared to $195.3 million in the 2022 third quarter. Revenue hauled by rail, air and ocean cargo carriers was $88.9 million, or 7% of revenue, in the 2023 third quarter, compared to $191.9 million, or 11% of revenue, in the 2022 third quarter.

“The soft freight market fundamentals experienced during the 2023 second quarter continued throughout the 2023 third quarter and made for challenging comparisons against our record 2022 third quarter performance,” said Landstar President and Chief Executive Officer Jim Gattoni. “Lackluster demand, driven by continued weakness in the U.S. manufacturing sector and the ongoing impact of an inflation-challenged consumer goods sector, plus the continuation of a loose truck capacity market drove Landstar’s truck revenue per load and volumes in the 2023 third quarter below prior year levels. The number of loads hauled via truck declined 16% as compared to the 2022 third quarter, at the high end of the Company’s guidance included as part of the Company’s 2023 second quarter earnings release on July 26, 2023, while truck revenue per load declined 12% as compared to the 2022 third quarter, at the low end of the Company’s previously issued guidance.” Gattoni continued, “The Company’s balance sheet continues to be very strong, with cash and short term investments of approximately $497 million as of September 30, 2023. Cash flow from operations was $304 million through the first three quarters of fiscal year 2023.”

Gattoni further commented, “Through the first several weeks of October, the number of loads hauled via truck has trended below historical, pre-pandemic end of third quarter to the beginning of fourth quarter sequential patterns, while truck revenue per load has thus far trended reasonably in-line with these historical, pre-pandemic sequential patterns. As

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a reminder, the 2022 fourth quarter included 14 weeks of operations while the 2023 fourth quarter will include 13 weeks. Taking that extra week in 2022 into consideration and assuming a continuation of the October trends coupled with our expectation of a muted peak season, I expect revenue per load on loads hauled via truck to be in a range of 6% to 8% below the 2022 fourth quarter and the number of loads hauled via truck to be in a range of 20% to 22% below the 2022 fourth quarter. As such, I anticipate revenue for the 2023 fourth quarter to be in a range of $1.225 billion to $1.275 billion.”

Gattoni concluded, “Based on the range of revenue estimated for the 2023 fourth quarter, I would anticipate EPS to be in a range of $1.60 to $1.70. The anticipated range of EPS for the 2023 fourth quarter includes estimated insurance and claims costs of approximately 5.5% of BCO revenue. These costs were 5.6% of BCO revenue over the first nine months of 2023. The anticipated range of EPS for the 2023 fourth quarter also reflects an estimated effective income tax rate of 24.5%.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Third Quarter 2023 Earnings Release Conference Call.”

About Landstar:

Landstar System, Inc., a Fortune 500 company, is a worldwide, technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

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Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed a non-GAAP financial measure: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2022 fiscal year; the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; intellectual property; and other operational, financial or legal risks or uncertainties detailed in

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Landstar’s Form 10-K for the 2022 fiscal year, described in Item 1A Risk Factors, Landstar’s Form 10-Q for the 2023 first fiscal quarter, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Revenue	$4,098,877	$5,761,795	$1,289,345	$1,816,132
Investment income	6,874	2,023	3,022	716
Costs and expenses:
Purchased transportation	3,141,234	4,512,341	986,743	1,416,323
Commissions to agents	363,397	465,759	115,244	154,125
Other operating costs, net of gains on asset sales/dispositions	40,998	34,878	15,158	13,356
Insurance and claims	86,971	96,265	29,540	31,445
Selling, general and administrative	159,071	165,199	50,975	53,519
Depreciation and amortization	44,498	42,627	14,359	14,582

Total costs and expenses	3,836,169	5,317,069	1,212,019	1,683,350

Operating income	269,582	446,749	80,348	133,498
Interest and debt (income) expense	(2,079)	3,275	(1,046)	1,047

Income before income taxes	271,661	443,474	81,394	132,451
Income taxes	65,254	105,862	19,741	32,233

Net income	$206,407	$337,612	$61,653	$100,218

Basic and diluted earnings per share	$5.74	$9.15	$1.71	$2.76

Average basic and diluted shares outstanding	35,958,000	36,886,000	35,951,000	36,334,000

Dividends per common share	$0.93	$0.80	$0.33	$0.30

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$439,661	$339,581
Short-term investments	57,099	53,955
Trade accounts receivable, less allowance of $12,054 and $12,121	810,801	967,793
Other receivables, including advances to independent contractors, less allowance of $14,405 and $10,579	57,063	56,235
Other current assets	30,918	21,826

Total current assets	1,395,542	1,439,390

Operating property, less accumulated depreciation and amortization of $426,984 and $393,274	284,081	314,990
Goodwill	41,934	41,220
Other assets	130,970	136,279

Total assets	$1,852,527	$1,931,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$48,067	$92,953
Accounts payable	464,720	527,372
Current maturities of long-term debt	29,210	36,175
Insurance claims	45,518	50,836
Dividends payable	—	71,854
Other current liabilities	82,550	98,945

Total current liabilities	670,065	878,135

Long-term debt, excluding current maturities	46,173	67,225
Insurance claims	56,776	58,268
Deferred income taxes and other non-current liabilities	36,359	41,030
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,497,324 and 68,382,310	685	684
Additional paid-in capital	254,630	258,487
Retained earnings	2,808,919	2,635,960
Cost of 32,550,980 and 32,455,300 shares of common stock in treasury	(2,009,351)	(1,992,886)
Accumulated other comprehensive loss	(11,729)	(15,024)

Total shareholders’ equity	1,043,154	887,221

Total liabilities and shareholders’ equity	$1,852,527	$1,931,879

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 30,	September 24,	September 30,	September 24,
	2023	2022	2023	2022
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$2,123,693	$3,022,297	$665,569	$914,154
Unsided/platform equipment	1,150,483	1,336,956	378,147	453,924
Less-than-truckload	90,770	105,994	28,097	35,343
Other truck transportation (1)	379,471	632,001	101,951	195,345

Total truck transportation	3,744,417	5,097,248	1,173,764	1,598,766
Rail intermodal	73,953	113,762	23,064	27,652
Ocean and air cargo carriers	202,358	475,156	65,824	164,252
Other (2)	78,149	75,629	26,693	25,462

	$4,098,877	$5,761,795	$1,289,345	$1,816,132

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$1,543,634	$2,043,772	$508,753	$627,809
Number of loads:
Truck transportation
Truckload:
Van equipment	966,867	1,130,263	311,831	366,513
Unsided/platform equipment	389,471	420,436	126,286	141,091
Less-than-truckload	134,580	142,740	41,514	45,912
Other truck transportation (1)	157,112	243,341	46,739	76,594

Total truck transportation	1,648,030	1,936,780	526,370	630,110
Rail intermodal	22,150	31,940	6,760	7,720
Ocean and air cargo carriers	25,380	34,410	8,630	11,520

	1,695,560	2,003,130	541,760	649,350

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	689,260	777,250	225,350	249,420
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,196	$2,674	$2,134	$2,494
Unsided/platform equipment	2,954	3,180	2,994	3,217
Less-than-truckload	674	743	677	770
Other truck transportation (1)	2,415	2,597	2,181	2,550
Total truck transportation	2,272	2,632	2,230	2,537
Rail intermodal	3,339	3,562	3,412	3,582
Ocean and air cargo carriers	7,973	13,809	7,627	14,258
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,240	$2,629	$2,258	$2,517
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	38%	35%	39%	35%
Truck Brokerage Carriers	54%	53%	52%	53%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	5%	8%	5%	9%
Other	2%	1%	2%	1%

	September 30, 2023	September 24, 2022
Truck Capacity Providers
BCO Independent Contractors (3)	9,455	10,742

Truck Brokerage Carriers:
Approved and active (4)	51,717	71,207
Other approved	27,925	30,222

	79,642	101,429

Total available truck capacity providers	89,097	112,171

Trucks provided by BCO Independent Contractors (3)	10,253	11,644

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

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Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Revenue	$4,098,877	$5,761,795	$1,289,345	$1,816,132
Costs of revenue:
Purchased transportation	3,141,234	4,512,341	986,743	1,416,323
Commissions to agents	363,397	465,759	115,244	154,125

Variable costs of revenue	3,504,631	4,978,100	1,101,987	1,570,448
Trailing equipment depreciation	24,240	27,760	7,721	9,397
Information technology costs (1)	19,791	13,868	6,298	4,829
Insurance-related costs (2)	88,484	98,821	30,102	32,380
Other operating costs	40,998	34,878	15,158	13,356

Other costs of revenue	173,513	175,327	59,279	59,962

Total costs of revenue	3,678,144	5,153,427	1,161,266	1,630,410

Gross profit	$420,733	$608,368	$128,079	$185,722

Gross profit margin	10.3%	10.6%	9.9%	10.2%
Plus: other costs of revenue	173,513	175,327	59,279	59,962

Variable contribution	$594,246	$783,695	$187,358	$245,684

Variable contribution margin	14.5%	13.6%	14.5%	13.5%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.